EXHIBIT 21

                         Subsidiaries of the Registrant
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

Name                                                Jurisdiction of Incorporation         Percentage Ownership
----                                                -----------------------------         --------------------
Billion Luck Company Ltd.                           British Virgin Islands                100%

Hainan Zhongwei Agricultural Resources              People's Republic of China            61% (5% held by the
   Co. Ltd.                                                                               Registrant and 56% held
                                                                                          by Billion Luck)

First Goods and Materials Supply and                People's Republic of China            100% (held by HARC)
   Sales Corporation

Second Goods and Materials Supply and               People's Republic of China            100% (held by HARC)
   Sales Corporation

Hainan Zhongwei Trading Company Ltd.                People's Republic of China            100% (95% held by
                                                                                          HARC and 5% held by
                                                                                          Billion Luck)

Zhuhai Zhongwei Development Co. Ltd.                People's Republic of China            100% (held by HARC)
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